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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to use in this Amendment No. 2 to Registration Statement No. 333-119485 of WH Holdings (Cayman Islands) Ltd. on Form S-1 of our report dated February 19, 2004, (except for earnings per share information as to which the date is October 1, 2004) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
November 9, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM